US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

PERFORMANCE AWARD AGREEMENT

Grant Date:____________

Re:    Performance Unit Grant
I am pleased to inform you that KBR, Inc. (the “Company”) has granted you two classes of performance units (one class being referred to as the “JIS Performance Units,” the other class being referred to as the “TSR Performance Units,” and the two classes collectively referred to as the “Performance Units”) under the Company’s 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), subject to the terms and conditions in the Plan and as set forth in this Performance Award Agreement, including any exhibits attached hereto (collectively, the “Agreement”) as follows:
1.    Grant of Performance Units.
The number of JIS Performance Units granted to you as a Performance Award under the Plan is _______. Each JIS Performance Unit shall have a target value of $1.00. The actual value, if any, of a JIS Performance Unit at the end of the Performance Period (as defined in Exhibit A) will, subject to Paragraph 3 below, be determined based on the level of achievement during the Performance Period of the JIS-related performance objectives set forth in Exhibit A hereto, which is made a part hereof for all purposes.
The target number of TSR Performance Units granted to you as a Performance Award under the Plan is _______. Each TSR Performance Unit represents the right to receive one share of the Company’s common stock (“Stock”). The number of TSR Performance Units subject to this Agreement may be adjusted upward or downward in accordance with the level of achievement during the Performance Period of the TSR-related performance objectives set forth in Exhibit A hereto. You shall have no right to dividend equivalents with respect to any of the Performance Units.
Eighty percent of each class of the Performance Units shall be “Tranche One PUs” and twenty percent of each class of the Performance Units shall be “Tranche Two PUs.”
2.    Terms of Performance Units.

(a)
Vesting. Except as otherwise provided in subparagraphs (b) and (d) below, you will vest in the Performance Units earned (if any) for the Performance Period only if you are an employee of the Company or a Subsidiary on the date such earned Performance Units are paid, as provided in Paragraph 3 below.

In addition, except as otherwise provided in subparagraphs (b) and (d) below, you shall, for no consideration, forfeit all of the Tranche Two PUs on December 31, 2020, if the Committee that administers the Plan (the “Committee”) determines, in its sole discretion, that calendar year 2020 was not a successful year for the Company. Any such determination by the Committee shall be made on or before March 31, 2021.

(b)
Death, Disability or Retirement. Unless otherwise provided in an agreement pursuant to Paragraph 13, if you cease to be an employee of the Company or a Subsidiary as a result of (i) your death, (ii) your permanent disability (disability being defined as being physically or mentally incapable of performing either your usual duties as an employee or any other duties as an employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or (iii) your retirement with the approval of the Committee (with such approval to be granted or withheld in the sole discretion of the Committee), then, in any such case, a prorata portion of each class of your Performance Units that become “earned,” if any, as provided in Exhibit A, will become vested; provided, however, that if the Tranche Two PUs have been forfeited pursuant to the last two sentences of subparagraph (a) above prior to the occurrence of an event described in clause (i), (ii) or (iii) of this sentence, then the

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

Tranche Two PUs shall remain forfeited, no portion of the Tranche Two PUs will vest upon the occurrence of any such event, and the prorata portion of each class of your Performance Units that become “earned”, if any, and that may become vested pursuant to this sentence shall be determined based solely upon the Tranche One PUs. The “prorata portion” that becomes vested shall be a fraction, the numerator of which is the number of days in the Performance Period in which you were an employee of the Company or a Subsidiary and the denominator of which is the total number of days in the Performance Period. If your termination for the above reasons is after the end of the Performance Period but before payment of the Performance Units earned, if any, for such Performance Period, you will be fully vested in any such earned Performance Units that have not yet been forfeited and which are still outstanding.

(c)
Other Terminations. If you terminate employment from the Company and its Subsidiaries for any reason other than as provided in subparagraph (b) above or subparagraph (d) below, all unvested Performance Units held by you shall be forfeited without payment immediately upon such termination.

(d)
Corporate Change. Notwithstanding any other provision hereof, unless otherwise provided in an agreement pursuant to Paragraph 13, your Performance Units shall become fully vested at the maximum earned percentage provided in Exhibit A upon your Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as provided in the Plan) (a “Double Trigger Event”) during the Performance Period; provided, however, that if the Tranche Two PUs have been forfeited pursuant to the last two sentences of subparagraph (a) above prior to the occurrence of a Double Trigger Event, then the Tranche Two PUs shall remain forfeited, no portion of the Tranche Two PUs will vest upon the occurrence of the Double Trigger Event, and the portion of your Performance Units that become vested pursuant to this sentence shall be determined based solely upon the Tranche One PUs. If a Double Trigger Event occurs after the end of the Performance Period and prior to payment of the earned Performance Units, you will be 100% vested in your earned Performance Units that have not yet been forfeited and which are still outstanding upon the Double Trigger Event and payment will be made in accordance with the results achieved for the Performance Period ended as provided in Exhibit A.

For purposes of this Agreement, employment with the Company includes employment with a Subsidiary. For the avoidance of doubt, it is expressly provided that you shall be considered to have terminated employment with the Company at the time of the termination of the “Subsidiary” status under the Plan of the entity or other organization that employs you.

3.
Payment of Vested Performance Units. As soon as administratively practicable after the end of the Performance Period, but no later than the March 15th following the end of the Performance Period, or with respect to a Double Trigger Event occurring prior to the end of the Performance Period, the date of the Double Trigger Event (but no later than the March 15th following the calendar year in which occurs the date of the Double Trigger Event), you shall be entitled to receive from the Company (a) a payment in cash equal to the product of the “Cumulative Net Income Percentage” (as defined in Exhibit A) and the sum of the target values of your vested JIS Performance Units and (b) a payment in a number of shares of Stock (rounded to the nearest wholes share) equal to the product of the “TSR Payout Percentage” (as determined in accordance with Exhibit A) and your vested target TSR Performance Units; provided, however, that such payment amounts may be reduced, but not increased, by any amount (including a reduction resulting in a payment of $0 and zero shares of Stock) in the sole discretion of the Committee and, in the case of any such reduction, the Committee shall determine the allocation of such reduction between the payments otherwise provided for in clauses (a) and (b) above (provided that any such discretion to reduce such payment amounts may not be exercised by the Committee at any time after the occurrence of a Corporate Change). Except as provided in Exhibit A with respect to a Double Trigger Event, if the performance thresholds set forth in Exhibit A with respect to a class of Performance Units are not met, no payment shall be made with respect to such class of Performance Units, whether or not vested. Notwithstanding the foregoing, in no event may the amount paid to you by the Company in any year with respect to Performance Units earned hereunder exceed any applicable limit under Article V of the Plan. Further, the Company shall not be obligated to deliver any shares of Stock if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted.

4.
Recovery of Payment of Vested Performance Units. If, within the three-year period beginning on the date that you receive a payment pursuant to Paragraph 3, the basis upon which the performance measurements were achieved during any calendar year of the Performance Period changes because of any restatement of or revision to the Company’s financial results, shareholder return, or any other performance measure for the same calendar year, regardless of fault, and the value of the Performance Units earned at the end of the Performance Period is determined to have resulted in an overpayment based on such calendar year’s restated or revised financial results, shareholder return or other performance measure, the Committee may, in its sole and absolute discretion, seek recovery of the amount of the Performance Award determined to be an overpayment or hold the overpayment as debit against future Awards for up to a three-year period following the end of the Performance Period. In addition, the Company may seek recovery of any benefits provided to you under this Agreement if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law or securities exchange listing standard. The Company reserves the right, without your consent, to adopt any such clawback policy, including, but not limited to, such clawback policies applicable to this Performance Award with retroactive effect.

5.
Limitations Upon Transfer. All rights under this Agreement shall belong to you and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the applicable laws of descent and distribution or, if you are exclusively subject to the laws of the United States, pursuant to a “qualified domestic relations order” (as defined by the Code), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.
Withholding of Tax. You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) do not make representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units including, but not limited to, the grant, vesting or payout of the Performance Units, the subsequent sale of any Stock that may be issued under this Agreement and the receipt of any dividends; and (2) do not commit to structure the terms of the Performance Units or any aspect of the Performance Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or your Employer or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer, or (b) withholding from the payout of the Performance Units; provided, however, that if you receive shares of Stock pursuant to Paragraph 3, then withholding with respect to such shares shall be in the form of shares of Stock.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Performance Units or, if applicable, any Stock that may have been issuable under this Agreement. You agree to pay the Company or the Employer, including through withholding

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

from your wages or other cash compensation paid to you by the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the cash settlement, or any other form of pay-out for the Performance Units, if you fail to comply with your obligations in connection with the Tax-Related Items.
Notwithstanding the preceding provisions of this Paragraph 6, your liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between you and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to your home country, and in the event of any conflict between the terms of this Paragraph 6 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.

7.
Nature of Grant. In accepting the Performance Units, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Performance Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past; (c) all decisions with respect to future Performance Units or other grants, if any, will be at the sole discretion of the Company; (d) the grant of Performance Units and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, your Employer, or any Subsidiary and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any); (e) you are voluntarily participating in the Plan; (f) the Performance Units, and the income and value of same, are not intended to replace any pension rights or compensation; (g) the Performance Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday-pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits or similar mandatory payments; (h) the future value of the Performance Units and any Stock that may be issued under this Agreement is unknown, indeterminable and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Performance Units resulting from you ceasing to provide employment or other services to the Company or your Employer (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); (j) in the event of involuntary termination of your active employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Performance Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), except as expressly provided herein, and that the Company shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Performance Units (including whether you may still be considered to be providing services while on an approved leave of absence); (k) unless otherwise provided in the Plan or by the Company in its discretion, the Performance Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; (l) unless otherwise agreed with the Company, the Performance Units, and the income and value of same, are not granted as consideration for, or in connection with, services you may provide as a director of a Subsidiary; (m) if you are requested to make repayment under Paragraph 4, you will make repayment immediately; and (n) the following provisions apply only if you are providing services outside the United States: (i) the Performance Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and (ii) neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Units or the subsequent payout of the Performance Units or sale of any shares of Stock that may be issued under this Agreement.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

8.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.	Data Privacy.
(a)Declaration of Consent. By accepting the Performance Units via the Company’s acceptance procedure, you are declaring that you agree with the data processing practices described herein and consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned below, including recipients located in countries which may not have a similar level of protection from the perspective of the data protection laws in your country.
(b)Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company and details of all Performance Units, whether vested or unvested, held in your favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is your consent.
(c)Plan Administration Service Providers. The Company may select a service provider to assist in the implementation, administration and management of the Plan and the Company may share Data with such service provider. In such case, you may be asked to agree on separate terms and data processing practices with the service provider(s), which will be a condition of your ability to participate in the Plan.
(d)International Data Transfers. The Company is based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. You understand that your country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of your Data in the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, you might not have enforceable rights regarding the processing of your Data in such countries. The Company’s legal basis for the transfer of Data is your consent.
(e)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, labor and exchange control laws.
(f)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. You understand that you may withdraw consent at any time with future effect for any or no reason. If you do not consent, or if you later seek to revoke your consent, your salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to offer Performance Units to you or administer or maintain your participation in the Plan.
(g)Data Subject Rights. You understand that data subject rights vary depending on the applicable law and that, depending on where you are based and subject to the conditions set out in the applicable law, you may have, without limitation, the rights to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you understand that you can contact your local human resources representative.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

By clicking the “Accept” or similar button implemented into the relevant web page or platform, you declare, without limitation, your consent to the data processing operations described in this Agreement. You understand and acknowledge that you may withdraw consent at any time with future effect for any or no reason as described in sub-section (f) above.

10.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any person lawfully claiming under you.

11.
Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

12.
Plan Controls. This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein or in Exhibit A and not otherwise defined herein or in Exhibit A shall have the meaning ascribed to them in the Plan.

13.
Other Agreements. The terms of this Agreement shall be subject to and governed by, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and you (“Other Agreement”), except that, notwithstanding anything in such Other Agreement to the contrary, any normal retirement age of 65 or other retirement-based vesting, payment or benefit provisions in such Other Agreement shall be of no force or effect for all purposes of the Performance Units granted under this Agreement.

14.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.
Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

16.
Language. You acknowledge and represent that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient in English, as to allow you to understand the terms of this Agreement and any other documents related to the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.

17.
Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. The parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, as exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of the employee’s home country.

18.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Performance Units, the Company shall not be required to deliver any payment from the payout of the Performance Units prior to the completion of any registration or qualification under any local, state, federal

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval, the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify any shares of Stock that may be required to be delivered pursuant to this Agreement with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for payout of the Performance Units. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with any applicable law prior to the payout of the Performance Units.

19.
Insider Trading/Market Abuse Laws. You acknowledge that, depending on your country of residence or the country of residence of your broker, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of any shares of Stock required to be issued under this Agreement, rights to shares of such Stock or rights linked to the value of such shares of Stock during such times as you are considered to have “inside information” regarding the Company, as defined by the laws or regulations in your (or your broker’s) country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and you are hereby advised to speak to your personal advisor on this matter.

20.
Exhibit B. Notwithstanding any provisions in this document, the Performance Units shall be subject to any special terms and conditions set forth in Exhibit B to this Agreement for your country. Moreover, if you relocate to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

21.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Units and on any shares of Stock that may be issued under this Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.
Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

23.
Foreign Asset/Account Reporting, Exchange Control Requirements. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect your ability to acquire or hold cash and/or, if applicable, shares of Stock received from participating in the Plan in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You may also be required to repatriate sales proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You are responsible for complying with any applicable regulations and you should consult your personal legal and tax advisors for any details.

[Signatures on the following page.]

US/INTERNATIONAL EMPLOYEE (CASH/STOCK)

By signing below, you agree that the grant of these Performance Units is under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement, including Exhibit A and, to the extent applicable, Exhibit B. This grant shall be void and of no effect unless you execute this Agreement prior to the payment of your vested performance units.

KBR, INC.

By:

Name: Stuart J. B. Bradie
Title: President and CEO

EMPLOYEE:

Date:

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

EXHIBIT A
To Performance Award Agreement
Performance Goals

Except as otherwise provided in the Agreement, the provisions of this Exhibit A shall determine the extent, if any, that the Performance Units become “earned” and payable.

I.    Performance Period

The Performance Period shall be the period beginning January 1, 2020, and ending December 31, 2022.

II.    Total Shareholder Return (“TSR”)

The payment of a TSR Performance Unit will be determined based on the comparison of (i) the average of the TSRs (as defined below) of the Company’s common stock measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the calendar year in which such calendar quarter occurs, to (ii) the average of the TSRs of each of the common stocks of the members of the Peer Group measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the calendar year in which such calendar quarter occurs.

“TSR” or “Total Shareholder Return” shall mean, with respect to a calendar quarter, the change in the price of a share of common stock from the beginning of the calendar year in which such calendar quarter occurs (as measured by the simple average of the closing prices of a share of such stock trading during regular trading hours for the last twenty trading days preceding the beginning of such calendar year) until the end of the applicable calendar quarter to be measured during the Performance Period (as measured by the simple average of the closing prices of a share of such stock trading during regular trading hours for the last twenty trading days of the calendar quarter), adjusted to reflect the reinvestment of dividends (if any) through the purchase of common stock at the closing price on the corresponding dividend payment date, which shall be the ex-dividend date, and rounded to the first decimal place. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation.

A.	Average TSR

The average TSR for a company for the Performance Period shall be the sum of the TSRs of the company measured at the end of each calendar quarter during the Performance Period, divided by 12. The average TSR for a company during the Performance Period shall be calculated based on the following formula:

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

2020 TSR Formula - Sustained Performance

			q=12
Average indexed performance =			∑	(xq / x)
			q=1
			12
where:
x =
share price at beginning of calendar year in which the applicable calendar quarter occurs (measured by simple average of the closing prices of a share trading during regular trading hours for the last twenty trading days preceding the beginning of such calendar year)

xq =
closing share price at the end of each quarter (measured by simple average of the closing prices of a share trading during regular trading hours for the last twenty trading days of such calendar quarter, and adjusted for dividends paid (where the dividend payment date is the ex-dividend date))

q =	quarter number (1 through 12)

Example 1:
		Date	Share price *	Index
			(x)	(xq / x)
		1/1/2020	$20.00
		3/31/2020	$22.00	110.0
		6/30/2020	$24.00	120.0
		9/30/2020	$21.00	105.0
		12/31/2020	$20.00	100.0
		3/31/2021	$18.00	90.0
		6/30/2021	$22.00	110.0
		9/30/2021	$25.00	125.0
		12/31/2021	$28.00	140.0
		3/31/2022	$31.00	110.7
		6/30/2022	$33.00	117.9
		9/30/2022	$30.00	107.1
		12/31/2022	$28.00	100.0

q=12
	∑	(xq / x)	=	1,335.7
q=1

q=12
	∑	(xq / x)	=	111.3
q=1
12

	* Average price adjusted for dividends paid in the period, where the dividend payment date is the ex-dividend date.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

B.	Peer Group and TSR Payout

Once the average TSR for the Company during the Performance Period is calculated, the average TSR for each company in the Peer Group shall be calculated.

The Peer Group shall consist of the following companies (including KBR, Inc.):

AECOM    Leidos Holdings, Inc.
Booz Allen Hamilton Holding Corporation    ManTech International Corporation
CACI International Inc    Quanta Services, Inc.
EMCOR Group, Inc.    Science Applications International Corporation
Fluor Corporation    TechnipFMC plc
Jacobs Engineering Group Inc.    Vectrus, Inc.

No company shall be added to, or removed from, the Peer Group during the Performance Period, except that a company shall be removed from the Peer Group if during such period (i) such company ceases to maintain publicly available statements of operations prepared in accordance with GAAP, (ii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned entity of such company), or (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned entity of such company).

If one or more Peer Group companies are removed from the Peer Group, then the percentiles and TSR payouts will adjust for the change in “n” of the formula provided below; provided, however, that the adjustment must require at least a 90.0 percentile to receive the maximum TSR payout and at least a 20.0 percentile to receive the threshold TSR payout. After the average TSR is determined for the Company and each company in the Peer Group, the Company’s average TSR rank among the average TSRs for the Peer Group for the Performance Period and the Company’s applicable “TSR Payout Percentage” shall be determined by the following formula:

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

TSR Peer Group Percentile and TSR Payout Percentage Table

		Threshold	Target	Maximum
Percentile	<20%	20%	50%	≥90%
TSR Payout Percentage	0%	25%	100%	200%

LTI TSR Calculation Method
	Ranking	Percentile *	TSR Payout Percentage**

	1	100.0%	200.0%
Maximum	2	91.7%	200.0%
	3	83.3%	183.3%
	4	75.0%	162.5%
	5	66.7%	141.8%
	6	58.3%	120.8%
Target	7	50.0%	100.0%
	8	41.7%	79.3%
	9	33.3%	58.3%
Threshold	10	25.0%	37.5%
	11	16.7%	0.0%
	12	8.3%	0.0%
	13	0.0%	0.0%
* Rounded to 1 decimal place.
** For a Percentile ranking between Threshold and Target or Target and Maximum, the TSR Payout Percentage earned shall be determined by linear interpolation between maximum and threshold based on the Percentile ranking achieved. Rounded to 1 decimal place.

Percentile for TSR purposes
Percentile = (n - r) * 100%
(n - 1)

where:
n = number of Peer Group companies (including KBR)
r = KBR ranking in the list of companies (including KBR)

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

Example 1	Example 3
KBR ranked 8th out of 12 companies	KBR ranked 7th out of 13 companies
(12 - 8) * 100% = 36.4%	(13 - 7) * 100% = 50.0%
(12 - 1)	(13 - 1)

Example 2	Example 4
KBR ranked 4th out of 11 companies	KBR ranked 9th out of 13 companies
(11 - 4) * 100% = 70.0%	(13 - 9) * 100% = 33.3%
(11 - 1)	(13 - 1)

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

The TSR Payout Percentage and related payout shall be subject to reduction as provided in Paragraph 3 of the Agreement.

Notwithstanding any of the foregoing, (a) unless otherwise provided in an agreement pursuant to Paragraph 13 of the Agreement, the TSR Payout Percentage shall equal 200% for payment in connection with a Double Trigger Event as provided in Paragraph 2(d) of the Agreement, and (b) if on the Grant Date you are an employee of the Company or any employing Subsidiary of the Company who is either the Company’s Chief Executive Officer or a direct report to the Company’s Chief Executive Officer and the Company’s average TSR (as determined pursuant to Part II.A. of this Exhibit A) at the end of the Performance Period is negative (i.e., an index below 100), then no payment hereunder with respect to the TSR performance measure will exceed the Target (100%) payout under the TSR Peer Group Percentile and TSR Payout Percentage Table above; provided, however, that this clause (b) shall not apply if, pursuant to the first sentence of Paragraph 2(d) of the Agreement, your outstanding Performance Units become fully vested at the maximum earned percentage provided in Exhibit A (200%) upon a Double Trigger Event occurring during the Performance Period.

III.    Cumulative Net Income and Job Income Sold (“JIS”)

A.    JIS Determinations in General

The payment of a JIS Performance Unit will be determined based on the Cumulative Net Income Percentage. The “Cumulative Net Income Percentage” shall be determined as follows:

(i)
if Cumulative Net Income exceeds $0, then the Cumulative Net Income Percentage shall equal 200%; provided, however, that, notwithstanding the foregoing, pursuant to an exercise of negative discretion, the Committee has determined that, if Cumulative Net Income exceeds $0, then in no event shall the Cumulative Net Income Percentage exceed the Average JIS Payout Ratio (subject to the last sentence of Part III. of this Exhibit A);

(ii)
if Cumulative Net Income does not exceed $0 and if the Average JIS Payout Ratio (determined by excluding all Excluded Projects from the determination of JIS and Target JIS) exceeds 0%, then the Cumulative Net Income Percentage shall equal the Average JIS Payout Ratio (determined by excluding all Excluded Projects from the determination of JIS and Target JIS and subject to the last sentence of Part III. of this Exhibit A); and

(iii)	if neither clause (i) nor (ii) above applies, then the Cumulative Net Income Percentage shall equal 0% (subject to the last sentence of Part III. of this Exhibit A).

For purposes of Part III. of this Exhibit A, the following terms shall have the following meanings:

“Achieved JIS” means, with respect to a calendar year during the Performance Period, a percentage (rounded to one decimal place) determined by multiplying 100% by the quotient obtained by dividing (i) the JIS for such calendar year by (ii) the Target JIS for such calendar year.

“Average JIS Payout Ratio” means the quotient obtained by dividing (i) the sum of the JIS Payout Ratios for each of the three calendar years in the Performance Period by (ii) three.

“Cumulative Net Income” means the Company’s aggregate net income as reflected in its Form 10-Ks for the three years included in the Performance Period, adjusted to exclude: restructuring charges; and one-time, non-operating related events, including, but not limited to, goodwill or intangible impairments, losses on the sale of assets, asset impairments, related to lawsuits, or related to the bankruptcy of a client that owes the Company money for services performed.

“Excluded Project” means a liquefied natural gas project determined by the Committee to have an individual value of $500 million or more of gross revenue.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

“JIS” means, with respect to a calendar year, the Company’s and its consolidated subsidiaries job income from (i) new projects awarded during such calendar year and (ii) earnings growth, contract amendments (increases or decreases), or scope adjustments (increases or decreases) during such calendar year to projects existing on the first day of such calendar year. For clarity, JIS will exclude foreign exchange fluctuations (increases or decreases) and loss adjustments, if any, on existing contracts. To clarify further, job income adjustments reflected in item (ii) also apply to new projects awarded during the calendar year. For each calendar year, JIS shall be determined without regard to any Excluded Project; provided, however, that at the end of the Performance Period, except as otherwise provided in clause (ii) of the first paragraph of Part III. of this Exhibit A, the Committee may, in its sole and absolute discretion (which discretion may be (x) exercised differently with respect to the holder of this Performance Award and any other holder or holders of a similar type Award and (y) applied for purposes of determining the JIS and Target JIS applicable to an applicable calendar year within the Performance Period without being applied for purposes of determining the Target JIS for any other calendar year within the Performance Period), determine that JIS for such calendar year will be determined by including the Excluded Projects. In addition, for each calendar year, JIS shall be determined without regard to any business unit and/or business line that is discontinued prior to the end of the calendar year.

“JIS Payout Ratio” means, with respect to a calendar year during the Performance Period, the amount determined in accordance with the following table:

		Threshold	Target	Maximum
Achieved JIS for the calendar year	< Threshold Percentage for the calendar year	Threshold Percentage for the calendar year	Target Percentage for the calendar year	≥Maximum Percentage for the calendar year
JIS Payout Ratio for the calendar year*	0%	25%	100%	200%

* If Achieved JIS for the calendar year is between the Threshold Percentage and the Target Percentage under the first row of the table above, then the JIS Payout Ratio for such calendar year shall be determined by linear interpolation between Threshold (25%) and Target (100%) based on the Achieved JIS result. If Achieved JIS for the calendar year is between the Target Percentage and the Maximum Percentage under the first row of the table above, then the JIS Payout Ratio for such calendar year shall be determined by linear interpolation between Target (100%) and Maximum (200%) based on the Achieved JIS result. Each JIS Payout Ratio determined by linear interpolation shall be rounded to one decimal place.

“Maximum Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Maximum Percentage for such calendar year, which percentage shall be greater than the Target Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Maximum Percentage” for each calendar year during the Performance Period shall be 120%.

“Target JIS” means, with respect to a calendar year during the Performance Period (such calendar year being a “Performance Year”), the JIS for the calendar year immediately preceding the Performance Year (such immediately preceding calendar year being the “Reference Year”). Notwithstanding the foregoing, if a business unit or business line is discontinued during a Performance Year, then the applicable Target JIS shall be redetermined to exclude job income for the applicable Reference Year that is attributable to such business unit or business line. Further, if, subject to the provisions of clause (ii) of the first paragraph of Part III. of this Exhibit A, the Committee determines in its discretion to determine JIS for a Performance Year by including Excluded Projects, then the related Target JIS for such Performance Year shall be redetermined by including Excluded Projects in the determination of the JIS for the Reference Year.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT A)

“Target Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Target Percentage for such calendar year, which percentage shall be greater than the Threshold Percentage and less than the Maximum Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Target Percentage” for each calendar year during the Performance Period shall be 90%.

“Threshold Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Threshold Percentage for such calendar year, which percentage shall be less than the Target Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Threshold Percentage” for each calendar year during the Performance Period shall be 60%.

B.    Determination of the “Earned” Value of JIS Performance Units

The “target” value of a JIS Performance Unit is $1.00; its maximum value is $2.00 per unit if the maximum Cumulative Net Income Percentage is achieved, and the JIS Performance Unit value will be zero if the Cumulative Net Income Percentage is 0%. The value of an “earned” JIS Performance Unit shall be determined by multiplying its “target” value of $1.00 by the Cumulative Net Income Percentage for the Performance Period, subject to reduction as provided in Paragraph 3 of the Agreement.

Notwithstanding the foregoing, unless otherwise provided in an agreement pursuant to Paragraph 13 of the Agreement, the Cumulative Net Income Percentage shall be deemed to have been met at the maximum level (200%) in connection with a Double Trigger Event as provided in Paragraph 2(d) of the Agreement.

IV.    Adjustments to Performance Measurements for Significant Events

If, after the beginning of the Performance Period, there is a change in accounting standards required by the Financial Accounting Standards Board, the performance results shall be adjusted by the Company’s independent accountants as appropriate to disregard such change. In addition, the results of the Company or a peer group company shall be adjusted to reflect any stock splits or other events described in Article XIII of the Plan.

V.    Committee Certification

As soon as reasonably practical following the end of the Performance Period, but in no event later than the March 15th following the end of the Performance Period, the Committee shall review and determine the performance results for the Performance Period and certify those results in writing. No Performance Units earned and vested shall be payable prior to the Committee’s certification; provided, however, Committee certification shall not apply in the event of a Double Trigger Event, unless otherwise provided in an agreement pursuant to paragraph 13 of the Agreement.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

EXHIBIT B

KBR, INC.

Terms and Conditions of Performance Unit Grant

SPECIAL PROVISIONS OF PERFORMANCE UNITS
IN CERTAIN COUNTRIES

This Exhibit B includes special country-specific terms that apply to residents in countries listed below. This Exhibit B is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Exhibit B also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control and other laws in effect in the respective countries as of February 2020. Such laws are often complex and change frequently. Note certain individual exchange control reporting requirements may apply upon vesting of the Performance Units and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Performance Units vest or your Performance Units are settled under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

If you are a citizen or resident of a country other than the country in which you are working or if you transfer employment after the Performance Units are granted to you, the information contained in this Exhibit B for the country you work in at the time of grant may not be applicable to you and the Company, in its discretion, may determine to what extent the terms and conditions contained herein shall be applicable to you. If you transfer residency and/or employment to another country or are considered a resident of another country listed in this Exhibit B after the Performance Units are granted to you, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to you.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Offer Document
This offer document sets out information regarding the grant of Performance Units to Australian resident employees of the Company and its Australian Subsidiary(ies). The offer of Performance Units under the Plan to Australian resident employees is intended to comply with the provisions of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.
Additional Documents
In addition to the information set out in the Agreement, including this Exhibit B, you are also being provided with copies of the following documents:

(a)	the Plan; and

(b)	the Plan prospectus.
(collectively, the “Additional Documents”). The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act.
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Agreement, including this Exhibit B, and the Additional Documents when considering participation in the Plan.
General Information Only
The information herein is general information only. It is not advice or information that takes into account your objectives and financial situation.
You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.
Risk Factors for Australian Residents.
You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Stock. For example, the price at which a share of Stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a share of Stock will increase. Factors which may affect the price of a share of Stock include fluctuations in the domestic and international market for the listed stocks, general economic conditions, including interest rates, inflation rates, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results is included in the Company’s most recent Annual Report on Form 10-K and other filings the Company may make from time to time with the U.S. Securities and Exchange Commission. Copies of these reports are available at http://sec.gov and upon request to the Company.
In addition, you should be aware that the Australian dollar value of the shares of Stock you may acquire under the Plan will be affected by the U.S./Australian dollar exchange rate. Participating in the Plan involves risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation.
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Stock is entitled to one vote. Further, shares of Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

Ascertaining the Market Price of Shares.
You may ascertain the market price of a share of Stock by obtaining the current trading price of a share on the NYSE at https://www.nyse.com/index under the ticker “KBR”. The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market price of an individual share when such shares are acquired under the Plan or of the applicable exchange rate on the acquisition date.
Tax Information.
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

BAHRAIN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Agreement, the Plan and all other materials you may receive regarding participation in the Plan do not constitute advertising or the offering of securities in Bahrain, nor do they constitute an allotment of securities in Bahrain. Any Stock issued upon settlement of the Performance Units will be deposited into a Company-designated brokerage account outside Bahrain. In no event will Stock be issued or delivered in Bahrain. The issuance of Stock pursuant to the Performance Units described herein has not and will not be registered in Bahrain and, hence, the Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, you may not make any public advertising or announcements regarding the Performance Units or Stock in Bahrain, promote Stock to legal entities or individuals in Bahrain, or sell Stock directly to other legal entities or individuals in Bahrain. Any disposition or sale of Stock must take place outside Bahrain.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Foreign Account/Asset Tax Reporting Information.
You may be required to report your specified foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of your specified foreign property exceeds C$100,000 at any time in the year. Foreign specified property includes cash, any shares of Stock issued to you upon vesting and settlement of your Award as well as the Performance Units. Performance Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property that you hold. If shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”). The ACB would normally equal the fair market value of the shares of Stock issued to you upon vesting and settlement of your Award, but if you own other shares, this ACB may have to be averaged with the ACB of the other shares. The Form T1135 is required for every year during which your foreign specified property exceeds C$100,000 and must be filed with your annual tax return.
Termination of Employment.
The following provision supplements Paragraph 7(j) of the Agreement:
For purposes of this Award and except as expressly required by applicable legislation, in the event of your termination of employment for any reason (whether or not in breach of local labor laws), unless otherwise provided in this Agreement or the Plan, your right to vest in the Performance Units, if any, will terminate effective as of the date that is the earliest of (1) the date upon which your employment with the Company or any of its Subsidiaries is terminated; (2) the date you are no longer actively employed by or providing services to the Company or any of its Subsidiaries; or (3) the date you receive written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); in the event that the date you are no longer actively providing services cannot be reasonably determined under the terms of this Agreement and the Plan, the Company shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Performance Units (including whether you may be considered to be providing services while on a leave of absence).
The following provisions shall apply if you are a resident of Quebec:
Data Privacy.
This provision supplements Paragraph 9 of the Agreement:
You hereby authorize the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and any Subsidiary and the administrators of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company and any Subsidiary to record such information and to keep such information in your file.
Language Consent.
The parties acknowledge that it is their express wish that the Agreement, including this Exhibit, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée.
Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

CHINA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Payment of Vested Performance Units.
The following supplements Paragraph 3 of the Agreement:
Notwithstanding anything in the Agreement, any payment in connection with the vesting of the Performance Units will be paid to you in cash through local payroll. Further, you agree to bear any currency fluctuation risk between the time the Performance Units vest and the time the cash payment is distributed to you.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

FINLAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

GERMANY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Cross-border payments in excess of €12,500 (e.g., the payout of the Performance Units, proceeds from the sale of shares of Stock), must be reported monthly to the German Federal Bank. You are responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
You must repatriate (i) the proceeds from the settlement of your Performance Units, (ii) the proceeds from the sale of shares of Stock and/or (iii) any cash dividends paid on such Stock within the period of time required under applicable regulations. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Tax Reporting Information.
You are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Acknowledgement of the Agreement.
In accepting the award of Performance Units, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Paragraph 7 of the Agreement, in which the following is clearly described and established:

(1)	Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Your participation in the Plan is voluntary.
Labor Law Acknowledgement and Policy Statement.
In accepting the award of Performance Units, you expressly recognize that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and receipt of Performance Units does not constitute an employment relationship between you and KBR, Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is a Subsidiary of the Company in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to KBR, Inc., its Subsidiary, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Convenio.
Aceptando este Premio (Award), el Participante reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en el Participante totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, su reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 7 le dicho Convenio, en el cual se establece claramente que:

(1)	La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Participante en el Plan es voluntaria.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.
Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante es la Subsidaria de la

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

Compania en Mexico (“KBR-Mexico”)), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.
Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

QATAR
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

ROMANIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Language Consent.
By accepting the grant of Performance Units, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the Agreement and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.
Consimtamant cu privire la limba.
Prin acceptarea acordării Unităților de Performanță, recunoașteți că aveți competență în citirea și înțelegerea limbii engleze și înțelegeți pe deplin termenii documentelor legate de grant (Acordul și Planul), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.
Exchange Control Information.
If you remit foreign currency into Romania (e.g., the payout of the Performance Units, proceeds from the sale of shares of Stock), you may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation explaining the source of the funds.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult your own advisor or an authorized financial advisor.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The grant of Performance Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to you with a view of the Performance Units being subsequently offered to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Performance Units are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the shares of Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Stock subject to the Performance Units in Singapore, unless such sale or offer in is made (a) more than six months after the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Director Notification Information.
If you are a director of a Singapore Subsidiary, you must notify the Singapore Subsidiary in writing within two business days of receiving or disposing of an interest (e.g., Performance Units, shares of Stock, etc.) in the Company or any Subsidiary or within two business days of you becoming a director if such an interest exists at the time. This notification requirement also applies if you are an associate director of the Singapore Subsidiary or a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

THAILAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
If the cash proceeds received in connection with the payout of the Performance Units, the proceeds from the sale of shares of Stock and/or any cash dividends received in relation to such shares of Stock exceed USD 200,000 (or its equivalent amount) in a single transaction, you are required to immediately repatriate the funds to Thailand upon receipt and either (i) convert the repatriated foreign currency into Thai Baht or (ii) deposit such foreign currency into your foreign currency deposit account opened with any commercial bank in Thailand, within 360 calendar days from the date on which the proceeds are repatriated into Thailand. You are also required to inform the details of the transaction (i.e., identification information and purpose of the transaction) to the remittance bank acting as an authorized agent of the Bank of Thailand to report the inward remittance of funds into Thailand.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If you do not understand the contents of the Plan Documents, you should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.

US/INTERNATIONAL EMPLOYEE (CASH/STOCK) (EXHIBIT B)

UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Withholding of Taxes.
This section supplements Paragraph 6 of the Agreement:
Without limitation to Paragraph 6 of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer, as applicable, for any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In this case, the amount of any income tax not collected from or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit. You acknowledge that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 6 of the Agreement.

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